                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2002
                                                          ---------------

                                   NYFIX, INC.
             (Exact name of registrant as specified in its charter)

       New York                              0-21324           06-1344888
       -------------------------------------------------------------------------
       (State or other jurisdiction        (Commission       (IRS Employer
       of incorporation)                   File Number)      Identification No.)

                 333 Ludlow Street, Stamford, Connecticut 06902
                 ----------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 203-425-8000
                                                            ------------

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.     Acquisition or Disposition of Assets.
            -------------------------------------

            As reported  on a Form 8-K dated  March 31,  2002  (filed  April 15,
2002) (the "Original 8-K"),  NYFIX, Inc. ("NYFIX" or the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"),  dated as of March 12,
2002, with NYOlympus, Inc., a Delaware corporation and a wholly owned subsidiary of the Company  ("Merger  Sub"),  and  Javelin  Technologies,  Inc.,  a Delaware
corporation  ("Javelin"),  whereby Merger Sub merged with and into Javelin, thus enabling  the Company to acquire all of the  capital  stock of Javelin  from the stockholders of Javelin at the time of the  consummation of the transaction (the
"Javelin  Stockholders")  in exchange for a combination of cash and common stock of the Company.  The Merger Agreement was amended on March 20, 2002 and again on
March 26, 2002.  The  transaction  was  consummated  as of March 31,  2002.  The
Company  financed  the  transaction  with a  combination  of  (i)  approximately
$11,000,000  of cash and (ii)  shares of common  stock of the  Company  having a market value of approximately  $44,000,000.  In addition,  the Company agreed to potentially pay additional  consideration to the Javelin  Stockholders  based on
Javelin's revenues for the year ending December 31, 2002.

            This Form  8-K/A  amends  the  Original  8-K to  include  historical financial  statements of Javelin,  as required by Item 7(a) of Form 8-K, as well as certain pro forma information, as required by Item 7(b) of Form 8-K.

Item 7.     Financial Statements and Exhibits.
            ----------------------------------

(a)         Financial Statements of Javelin Technologies, Inc.

            (i) Audited financial statements of Javelin Technologies, Inc. as of
            December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000,  including  the report  thereon of  Deloitte & Touche LLP,
            Independent Auditors.

Javelin Technologies, Inc.
and Subsidiaries

Independent Auditors' Report

Consolidated Financial Statements
Years Ended December 31, 2001 and 2000

JAVELIN TECHNOLOGIES, INC. AND SUBSIDIARIES

TABLE OF CONTENTS
-------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                 5

FINANCIAL STATEMENTS AS OF AND FOR THE
   YEARS ENDED DECEMBER 31, 2001 AND 2000:

   Consolidated Balance Sheets                                               6

   Consolidated Statements of Operations and Comprehensive Loss              7

   Consolidated Statements of Stockholders' Equity                           8

   Consolidated Statements of Cash Flows                                     9

   Notes to Consolidated Financial Statements                              10-18

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
Javelin Technologies, Inc.
New York, New York

We  have  audited  the  accompanying  consolidated  balance  sheets  of  Javelin
Technologies,  Inc. and Subsidiaries (the "Company") as of December 31, 2001 and
2000, and the related  consolidated  statements of operations and  comprehensive loss,  stockholders'  equity  and cash  flows for the years  then  ended.  These consolidated  financial  statements  are  the  responsibility  of the  Company's management.  Our  responsibility is to express an opinion on these  consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  such consolidated  financial  statements present fairly, in all material  respects,  the financial  position of Javelin  Technologies,  Inc. and
Subsidiaries  as of  December  31,  2001  and  2000,  and the  results  of their operations  and their cash flows for the years  then  ended in  conformity  with accounting principles generally accepted in the United States of America.

                                              /s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
May 24, 2002

JAVELIN TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------------------------

                                                                            2001            2000
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                           $  2,073,880    $  8,109,713
  Accounts receivable, net of reserve for bad debts
    of $225,000 and $140,000                                             4,186,891       3,298,697
  Prepaid expenses and other current assets                                190,282         119,521
                                                                      ------------    ------------

           Total current assets                                          6,451,053      11,527,931

PROPERTY AND EQUIPMENT - Net                                             1,492,206       1,622,756

CUSTOMER LIST                                                              270,625         270,625

SECURITY DEPOSITS                                                           78,067          54,358

GOODWILL - Net                                                             268,263         287,535

RESTRICTED CASH                                                            225,000         350,000
                                                                      ------------    ------------

TOTAL ASSETS                                                          $  8,785,214    $ 14,113,205
                                                                      ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note payable - bank                                                $       --      $    125,000
   Accounts payable and accrued expenses                                 1,473,052       1,680,271
   Deferred maintenance revenue                                          2,852,065       2,299,580
   Capitalized lease obligations payable, current portion                  116,146         113,728
                                                                      ------------    ------------

           Total current liabilities                                     4,441,263       4,218,579

DEFERRED RENT                                                              539,603         519,489

ACCRUED LOSS ON SUBLEASE                                                   406,611            --

CAPITALIZED LEASE OBLIGATIONS PAYABLE                                       80,500         196,646
                                                                      ------------    ------------

           Total liabilities                                             5,467,977       4,934,714
                                                                      ------------    ------------

COMMITMENT AND CONTINGENCIES (See Notes)

STOCKHOLDERS' EQUITY:
  Preferred stock - par value $.0001, 10,000,000 shares authorized,
    1,357,118 shares issued and outstanding                                    136             136
  Common stock - par value $.0001, 30,000,000 shares authorized,
    3,897,207 and 3,882,873 shares issued and outstanding                      390             388
  Additional paid-in capital                                            11,912,295      11,085,635
  Accumulated deficit                                                   (8,578,603)     (1,896,609)
  Accumulated other comprehensive loss                                     (16,981)        (11,059)
                                                                      ------------    ------------

           Total stockholders' equity                                    3,317,237       9,178,491
                                                                      ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $  8,785,214    $ 14,113,205
                                                                      ============    ============

See notes to consolidated financial statements.

JAVELIN TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                  2001            2000

REVENUE:
  License fees                              $  8,565,966    $  7,770,980
  Professional fees                              307,025       1,909,601
  Maintenance and other services               2,881,490       1,138,090
                                            ------------    ------------

           Total revenue                      11,754,481      10,818,671
                                            ------------    ------------

OPERATING EXPENSES:
  Research and product development costs       5,165,479       3,892,460
  Selling and marketing                        4,763,047       3,146,323
  General and administrative                   6,950,771       4,266,660
  Equity-based compensation                      812,324         798,815
  Depreciation and amortization                  691,035         355,522
  Settlement of litigation                       212,000         500,000
                                            ------------    ------------

           Total operating expenses           18,594,656      12,959,780
                                            ------------    ------------

OPERATING LOSS                                (6,840,175)     (2,141,109)

INTEREST INCOME - Net                            172,629          34,722
                                            ------------    ------------

LOSS BEFORE INCOME TAXES                      (6,667,546)     (2,106,387)

INCOME TAXES (BENEFIT)                            14,448        (301,448)
                                            ------------    ------------

NET LOSS                                    $ (6,681,994)   $ (1,804,939)
                                            ============    ============

COMPREHENSIVE LOSS:
  Net loss                                  $ (6,681,994)   $ (1,804,939)

  Foreign currency translation adjustment         (5,922)        (11,059)
                                            ------------    ------------

TOTAL COMPREHENSIVE LOSS                    $ (6,687,916)   $ (1,815,998)
                                            ============    ============

See notes to consolidated financial statements.

JAVELIN TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2001 AND 2000
------------------------------------------------------------------------------------------------------------------------------------

                                         Series A                                             Retained      Accumulated
                                    Preferred Stock          Common Stock       Additional    Earnings         Other
                                   -----------------    --------------------     Paid-in    (Accumulated   Comprehensive
                                    Shares    Amount       Shares     Amount     Capital       Deficit)        Loss        Total

BALANCE, JANUARY 1, 2000               -       $ -       4,000,000     $ 400     $ 215,995    $  105,315         $ -      $ 321,710

  Net loss                             -         -            -          -            -       (1,804,939)          -     (1,804,939)

  Common stock issued                  -         -         167,174        16     1,199,992          -              -      1,200,008

  Preferred stock issued          1,320,622      132          -          -      10,550,974          -              -     10,551,106

  Common stock contributed             -         -         (60,827)       (6)            6          -              -           -

  Preferred stock issued in
    connection with acquisition      36,496        4          -          -         299,996          -              -        300,000

  Common stock purchased               -         -        (243,309)      (24)   (1,999,976)         -              -     (2,000,000)

  Stock options exercised              -         -          19,835         2        19,833          -              -         19,835

  Equity-based compensation            -         -            -          -         798,815          -              -        798,815

  Dividends paid                       -         -            -          -            -         (196,985)          -       (196,985)

  Foreign currency translation
    adjustment                         -         -            -          -            -             -           (11,059)    (11,059)
                                  ---------   -------    ---------  ---------   ----------    -----------       --------  ----------

BALANCE, DECEMBER 31, 2000        1,357,118      136     3,882,873       388    11,085,635    (1,896,609)       (11,059)  9,178,491

  Net loss                             -         -            -          -            -       (6,681,994)          -     (6,681,994)

  Stock options exercised              -         -          14,334         2        14,336          -              -         14,338

  Equity-based compensation            -         -            -          -         812,324          -              -        812,324

  Foreign currency transaction
    adjustment                         -         -            -          -            -             -            (5,922)     (5,922)
                                   ---------   -------   ---------  ---------   ----------   ------------      ---------  ----------
BALANCE, DECEMBER 31, 2001        1,357,118     $ 136    3,897,207  $    390    $11,912,295  $(8,578,603)      $(16,981) $3,317,237
                                  ==========  =======    =========  =========   ===========  ============      ========= ==========

See notes to consolidated financial statements.

JAVELIN TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001 AND 2000
----------------------------------------------------------------------------------------------

                                                                     2001            2000

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                       $ (6,681,994)   $ (1,804,939)
  Adjustments to reconcile net loss to net cash (used in)
    provided by operating activities:
    Depreciation and amortization                                     691,035         355,522
    Deferred income taxes                                                --          (301,448)
    Deferred rent expense                                              20,114         463,112
    Accrued loss on sublease                                          406,611            --
    Bad debt provision                                                188,986         140,000
    Equity-based compensation                                         812,324         798,815
    Changes in assets and liabilities:
      Accounts receivable                                          (1,077,180)     (2,242,306)
      Prepaid expenses and other current assets                       (70,761)          9,963
      Security deposits                                               (23,709)        (48,488)
      Accounts payable and accrued expenses                          (207,219)      1,074,304
      Deferred maintenance revenue                                    552,485       1,691,493
                                                                 ------------    ------------
           Net cash (used in) provided by operating activities     (5,389,308)        136,028
                                                                 ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                              (541,213)     (1,020,831)
   Decrease (increase) in restricted cash                             125,000        (250,000)
                                                                 ------------    ------------
           Net cash used in investing activities                     (416,213)     (1,270,831)
                                                                 ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   (Decrease) increase in note payable-bank                          (125,000)        125,000
   Principal payments of capitalized lease obligations               (113,728)       (147,840)
   Proceeds from sale of common stock                                  14,338       1,219,843
   Proceeds from sale of preferred stock                                 --        10,009,856
   Common stock dividends                                                --          (196,985)
   Common stock purchased                                                --        (2,000,000)
                                                                 ------------    ------------
          Net cash (used in) provided by financing activities        (224,390)      9,009,874
                                                                 ------------    ------------

EFFECT OF FOREIGN CURRENCY TRANSLATION                                 (5,922)        (11,059)
                                                                 ------------    ------------

NET (DECREASE) INCREASE IN CASH AND CASH
    EQUIVALENTS                                                    (6,035,833)      7,864,012
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                        8,109,713         245,701
                                                                 ------------    ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                           $  2,073,880    $  8,109,713
                                                                 ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                         $     65,714    $    140,580
                                                                 ============    ============
  Noncash investing and financing activities:

    Equipment acquired under capital leases                                      $    307,048
                                                                                 ============
    Purchase of JavCentral LLC for preferred stock                               $    300,000
                                                                                 ============
    Contribution of common stock                                                 $    500,000
                                                                                 ============
    Purchase of assets for preferred stock                                       $    541,250
                                                                                 ============
See notes to consolidated financial statements.

JAVELIN TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

1.          NATURE OF BUSINESS

            Javelin  Technologies,  Inc. and  subsidiaries  (the "Company") is a
            leader   of   electronic   trading,   infrastructure   and   related
            technologies.  The  Company's  product  line is based on  innovative trading  technologies,  including the Financial Information Exchange
            ("FIX") open protocol.

2.          SIGNIFICANT ACCOUNTING POLICIES

            Principles of Consolidation - The consolidated  financial statements
            include  the  accounts  of  Javelin   Technologies,   Inc.  and  its
            subsidiaries,  Javelin  Technologies Limited and JavCentral LLC. All
            significant   intercompany   accounts  and  transactions  have  been
            eliminated in consolidation.

            Javelin  Technologies  Limited was incorporated on February 14, 2000 and operates in the United Kingdom.

            JavCentral LLC, a limited  liability  company,  was formed on August
            17, 1999, in the state of New York.

            Use of  Estimates  - The  preparation  of  financial  statements  in conformity  with  accounting  principles  generally  accepted in the
            United States of America  requires  management to make estimates and
            assumptions   that  affect  the  reported   amounts  of  assets  and
            liabilities  and disclosure of contingent  assets and liabilities at the date of the  financial  statements  and the reported  amounts of revenues and expenses  during the reporting  period.  Actual results could differ from those estimates.

            Foreign  Currency  Translation - Assets and liabilities  recorded in foreign currencies are translated into U. S. dollars at the exchange rate on the balance  sheet date and  revenue  and expense  items are translated at average rates of exchange  prevailing during the year.
            Translation  adjustments  resulting from this process are charged or credited to other comprehensive  income (loss), a separate component of  stockholders'  equity,  until  a  foreign  business  is  sold or substantially  liquidated.  Gains  and  losses on  foreign  currency transactions are included in operations.

            Revenue   Recognition  -  Revenue  is  recognized  when  earned.  In accordance with American  Institute of Certified Public  Accountants
            Statement  of  Position  97-2,  Software  Revenue  Recognition,  and
            related amendments,  the Company records revenue attributable to the hardware and  software  element  upon  shipment  and defers  revenue attributable to undelivered  elements  (principally  maintenance) to
            the  periods  in  which  the  related   obligations  are  performed.
            Vendor-specific   objective   evidence  exists  for  each  of  these

                                       10

            elements,  derived from the sale prices of each element of the sales
            arrangement   when  sold   separately.   For  certain   sales  where
            vendor-specific  objective evidence for individual elements does not exist,  revenue is recognized ratably over the relevant  contractual period.  Revenue from maintenance and support services is recognized ratably over the relevant  contractual period. The Company may grant sales discounts to customers.  Such sales discounts are reflected as a reduction in the associated revenue from product sales.

            Research and Development and Software  Development  Costs - Research
            and development costs are expensed as incurred. Software development costs incurred, after technological feasibility had been established and prior to general  release to the  public,  were not  significant during the years ended December 31, 2001 and 2000.

            Cash and Cash  Equivalents - Cash  equivalents  include money market instruments and commercial  paper. The Company  considers all highly liquid investments with an original maturity of three months or less when purchased and money market balances to be cash equivalents.

            Property and  Equipment - Property and equipment are stated at cost, net of accumulated  depreciation.  Depreciation is computed over the estimated  useful  lives  of the  assets,  using  the  straight-line method.

            Advertising  and Promotion  Costs - Advertising  and promotion costs are expensed as incurred and amounted to approximately  $889,000 and
            $532,000   for  the  years  ended   December   31,  2001  and  2000,
            respectively.

            Concentration  of  Credit  Risk - The  Company  maintains  its  cash balances at one major financial institution. At times, the amount on deposit at this  institution  exceeds the $100,000  maximum  balance insured by the FDIC. At December 31, 2001,  uninsured  cash balances
            amounted  to  approximately  $51,000,   uninsured  cash  equivalents
            amounted to approximately  $2,023,000 and uninsured  restricted cash balances amounted to $225,000.

            Valuation of Long-Lived  Assets - Goodwill  represents the excess of the purchase price over the fair value of tangible and  identifiable intangible net assets  acquired and is amortized on a  straight-line basis over 15 years. The Company periodically evaluates the carrying value of  long-lived  assets,  including  goodwill,  when events and circumstances  warrant  such  a  review.  The  carrying  value  of a
            long-lived   asset  is  considered   impaired  when   indicators  of
            impairment are present and  undiscounted  cash flows estimated to be generated by the asset are less than the asset's carrying amount. In that event,  a loss is  recognized  based on the amount by which the carrying value exceeds the fair value of the long-lived  asset. Fair value is  determined  primarily  using the  anticipated  cash  flows discounted at a rate commensurate with the risk involved.

            Impact of Recently Issued Accounting  Pronouncements - In June 2001,
            the FASB issued two new  pronouncements:  SFAS No. 141 ("SFAS 141"),
            Business  Combinations,  and SFAS No. 142 ("SFAS 142"), Goodwill and
            Other  Intangible  Assets.   SFAS  141  prohibits  the  use  of  the
            pooling-of-interest method for business combinations initiated after
            June  30,  2001,  and  also  applies  to all  business  combinations

                                       11

            accounted for by the purchase  method that are completed  after June
            30, 2001.  SFAS 142 requires that  goodwill and certain  intangibles with  an  indefinite  life  not  be  amortized,  but  subject  to an impairment test on an annual basis. SFAS 142 is effective for fiscal years beginning after December 15, 2001, and applies to all goodwill and other intangible  assets recognized in an entity's balance sheet at that  date,  regardless  of when  those  assets  were  originally recognized.  The  Company  has  adopted  SFAS 141 and SFAS 142.  The
            Company  is  currently  evaluating  the  impact  of SFAS  142 on its consolidated financial statements.

            In  October  2001,  the FASB  issued  SFAS  No.  144  ("SFAS  144"),
            Accounting  for  the   Impairment  of  Long-Lived   Assets  and  for
            Long-Lived  Assets  to  be  Disposed  of,  and  the  accounting  and reporting  provisions  of APB  No.  30,  Reporting  the  Results  of
            Operations  -  Reporting  the  Effects of Disposal of a Segment of a
            Business,  and  Extraordinary,  Unusual and  Infrequently  Occurring
            Events  and  Transactions,  for  the  disposal  of  a  segment  of a business.  SFAS 144 retains many of the  provisions of SFAS 121, but
            addresses  certain   implementation   issues  associated  with  that
            Statement.  SFAS 144 is effective for fiscal years  beginning  after
            December 15, 2001. The Company adopted SFAS 144 effective January 1,
            2002.  The  adoption  of  SFAS  144 did not  have an  impact  on the financial  position,  results  of  operations,  or cash flows of the
            Company.

3.          PROPERTY AND EQUIPMENT

            Property and  equipment  consisted of the  following at December 31,
            2001 and 2000:

                                                                                   Estimated
                                                                                    Useful
                                                                                    Lives
                                                         2001         2000          In Years

            Computer equipment and software           $1,718,255   $1,305,630       3
            Furniture and equipment                      462,651      425,142       5
            Leasehold improvements                       380,641      294,442  Term of Lease
                                                      ----------   ----------

                                                       2,561,547    2,025,214

            Less accumulated depreciation              1,069,341      402,458
                                                      ----------   ----------

                                                      $1,492,206   $1,622,756
                                                      ==========   ==========

                                       12

            Assets  purchased  under capital  leases were as follows at December
            31, 2001:

                                                                                     Net
                                                                 Accumulated       Carrying
                                                       Cost      Depreciation       Value

            Computer equipment and software         $295,058       $206,795       $ 88,263
            Furniture and equipment                  139,845         59,966         79,879
                                                    --------       --------       --------
                                                    $434,903       $266,761       $168,142
                                                    ========       ========       ========

            Depreciation  expense was  $671,763  and  $353,906 in 2001 and 2000, respectively.

4.          CUSTOMER LIST

            In September 2000, the Company purchased a proprietary customer list for shares of Series A preferred  stock valued at $270,625 (see Note
            7) to market a new electronic trading product.  The new product will be introduced in 2002 and the customer list will be amortized over a period of two years.

5.          LINE OF CREDIT

            The Company had a $1,000,000  revolving  line of credit (the "Line")
            with a bank,  which expired on September 30, 2001, and bore interest at the  prime  rate  plus  1%  per  annum.  At  December  31,  2000, outstanding borrowings under the Line were $125,000.

6.          CAPITALIZED LEASE OBLIGATIONS

            The  Company  leases  various  furniture,  computers  and  telephone equipment under agreements classified as capital leases.

            Approximate  future  minimum lease payments under capital leases for the years ending December 31 are as follows:

            2002                                                         $141,000
            2003                                                           59,000
            2004                                                           29,000
            2005                                                            5,000
                                                                         --------

            Total future minimum lease payments                           234,000

            Less amounts representing interest                             37,354
                                                                        ---------

            Present value of future minimum lease payments              $ 196,646
                                                                        =========

                                       13

7.          CAPITAL STOCK

            The Company has 10 million authorized shares of preferred stock, 2.5 million of which are  designated  as Series A preferred  stock,  par value $.0001.  The Series A preferred  stock  entitles the holder to receive  non-cumulative  dividends  at an annual rate of $.06576 per share, when declared by the Board of Directors. Voting rights of the
            Series  A   preferred   stock  are  the  same  as  those  of  common
            stockholders.  The Series A  preferred  stock are  convertible  into common stock based upon a formula.

            During  2000,  the  Company  issued  1,320,622  shares  of  Series A preferred stock to a group of investors for $10,009,856 in cash (net of  offering  expenses),  a customer  list  valued at  $270,625  and software valued at $270,625.

            During 2000, the Company  increased the number of authorized  common shares  from 4 million to 30 million  and reduced the par value from
            $.0075 to $.0001. The accompanying consolidated financial statements have been retroactively restated for this recapitalization.

            Also  during  2000,  the  Company  purchased  243,309  shares of its outstanding  common stock for  $2,000,000 and  subsequently  retired such common stock.

8.          INCOME TAXES

            The provision  (benefit) for income taxes consisted of the following for the years ended December 31, 2001 and 2000:

                                                        2001         2000

            Federal - deferred                      $    --      $(203,200)
            State and local:
              Currently payable                        14,448         --
              Deferred                                   --        (98,248)
                                                    ---------    ---------

                                                    $  14,448    $(301,448)
                                                    =========    =========

            Effective January 1, 2000, the Company  terminated its Sub-Chapter S tax election. Accordingly, deferred taxes were provided for the year ended  December 31, 1999, on the temporary  differences  between the timing of  recognition  of certain income and expenses for financial statement and tax purposes.  These  differences are due primarily to the use of the cash basis method for tax purposes.

            As a  result  of the  loss  incurred  in 2000,  the  deferred  taxes provided in 1999 were no longer  required.  Accordingly,  a deferred tax  credit  equal  to the  1999  deferred  tax  provision  has been recorded for the year ended December 31, 2000.

            At  December  31,  2001,  a  deferred  tax  asset  of  approximately
            $2,850,000  resulting  from the 2001  and  2000 net  operating  loss carryforwards was recorded along with a valuation  allowance for the full amount. A valuation  allowance is necessary because  management

                                       14

            believes  that it is more likely than not that the Company  will not be able to utilize the carryforwards.

            The net operating loss carryforward was approximately  $5,900,000 at
            December 31, 2001 and expires in 2020 and 2021.

9.          OPERATING LEASES

            In 1999, the Company entered into a lease for its primary  operating facility.  The  lease,  which  provides  for  the  payment  of  rent beginning 10 months from its effective date,  expires 10 years after the initial rent payment. Monthly rental charges are $49,596 for the first 40 months;  $55,547  for the second 40 months and  $61,498 for the final 40 months. In addition, the lease provides for real estate tax and operating cost escalations.

            The Company has obtained a $266,667 letter of credit as security for the  lease.  The letter of credit is  secured  by  $225,000  held in certificates  of deposit,  which have been  classified as restricted cash on the accompanying consolidated balance sheets.

            Generally  accepted  accounting  principles  require costs of leased space to be recognized on a straight-line basis over the term of the lease.  Accordingly,  the amount of rent  expense  does not coincide with rent  payments.  This gives rise to a deferred  rent  liability that is being  amortized  over the term of the lease.  The  deferred rent  liability  was  $539,603 and $519,489 at December 31, 2001 and
            2000, respectively.

            The Company  entered into a five-year lease in November 2000 for its
            West Coast  operation  at a monthly  rental of $14,642.  In December
            2001,  the Company  subleased  the premises for a monthly  rental of
            $5,098.  The sublease  expires in December  2004,  with an option to renew for an additional  year. A loss on the sublease,  amounting to
            $406,611,  has been recorded on the statement of operations  for the year ended  December  31,  2001,  equal to the present  value of the payments using an interest rate of 5%.

            Rent  expense was  approximately  $994,000  and $775,000 in 2001 and
            2000, respectively.

            Approximate  future minimum annual rent  commitments  are as follows for the years ending December 31:

                                                    Rent Expense       Rent Income

            2002                                    $  770,854         $   61,176
            2003                                       770,854             61,176
            2004                                       830,369             56,078
            2005                                       827,630               --
            2006                                       666,568               --
            Thereafter                               3,285,228               --
                                                    ----------         ----------

                                                    $7,151,503         $  178,430
                                                    ==========         ==========

                                       15

10.         RETIREMENT PLAN

            During the year ended December 31, 2000,  the Company  established a defined contribution  retirement plan, which qualifies under Section
            401(k) of the Internal  Revenue  Code.  The plan covers all eligible employees,  who may contribute up to 15% of their pre-tax salary but not more than statutory limits. Investments in the plan are directed by the participants.  The Company is obligated to make contributions to the  plan  of 3% of  participants'  compensation.  The  Company's contributions  amounted to $252,530 and $112,115 for the years ended
            December 31, 2001 and 2000, respectively.

11.         STOCK OPTION PLAN

            In 1999, the Company  adopted a stock option plan under which it may
            grant  to  employees,   board  members,   consultants  and  advisors
            incentive or nonqualifying  stock options of the Company.  Incentive stock options can be issued at a price not less than the fair market value of the Company's common stock at the date of the grant and the maximum term for an option may not exceed ten years.  Options issued under  the plan  vest  one-third  annually  starting  with the first anniversary  of the grant.  The number of shares  issuable under the plan is 1,000,000.

            The following is a summary of outstanding  stock options at December
            31, 2001 and 2000:

                                                          Weighted
                                                          Average
                                               Stock      Exercise
                                              Options      Price

            Balance, January 1, 2000          239,750       1.00
              Granted                         783,275       3.70
              Exercised                       (19,835)      1.00
              Cancelled                       (46,500)      2.13

            Balance, December 31, 2000        956,690       3.15
              Granted                         119,541       7.23
              Exercised                       (14,334)      1.00
              Cancelled                      (220,207)      3.71
                                             ---------

            Balance, December 31, 2001        841,690       3.62
                                             =========

            Exercisable, December 31, 2001    293,573       2.73
                                             =========

            Exercisable, December 31, 2000     80,992       1.00
                                             =========

            The weighted  average fair value of stock options granted during the years  ended  December  31,  2001  and  2000 was  $1.71  and  $3.43,
            respectively.  The  calculation  of  fair  value  was  based  on the following  assumptions:  risk free interest  rate of 3.5%,  expected dividend yield of 0.0% and an option life of three years.

                                       16

            The Company  accounts for the stock option  grants under APB Opinion
            No.  25,  Accounting  for Stock  Issued to  Employees,  and  related interpretations and,  accordingly,  no compensation expense has been recognized in 2001 and 2000 for stock  options  granted to employees at the fair market value of the  Company's  common stock at the date of grant. Had the Company determined  compensation  expense based on the fair value of the stock  options at the date of grant under SFAS
            No.  123,  Accounting  for  Stock-Based  Compensation,  compensation expense of $447,305  and $26,398  for the years ended  December  31,
            2001 and 2000,  respectively,  would have been recognized related to the grants,  resulting in net losses of $7,129,299  and  $1,831,337, respectively.

            Certain  of the  exercise  prices of the stock  options  granted  to employees  were below the fair market value of the Company's  common stock at the  dates of  grant.  Such  discounts  were  $118,130  and
            $2,685,182  during  the  years  ended  December  31,  2001 and 2000, respectively.  In addition,  certain  stock  options were granted to non-employees. The fair market value of the stock options granted to non-employees was $43,409 and $0 during the years ended December 31,
            2001 and 2000, respectively. Such discounts granted to employees and the fair market value of stock options granted to non-employees  are being  amortized  to expense  and  credited  to  additional  paid-in capital  by the  Company  over the three year  vesting  terms of the options.  Amortization  expense on these stock  options was $812,324 and  $798,815  during the years  ended  December  31, 2001 and 2000, respectively.

12.         ACQUISITION

            On  November  30,  2000,  the Company  acquired  the  remaining  50%
            interest in Gateway  Technologies,  LLC (renamed  JavCentral LLC) in exchange for 36,496  shares of Series A preferred  stock,  valued at
            $300,000.  The acquisition has been accounted for under the purchase method of accounting.  The amount of purchase price in excess of the fair value of the net assets  acquired,  amounting to $289,141,  was recorded  as  goodwill.  Goodwill - net  amounted  to  $268,263  and
            $287,535  at  December   31,  2001  and  2000,   respectively,   and
            amortization  of  goodwill  amounted  to $19,272  and $1,616 for the years ended December 31, 2001 and 2000, respectively.

13.         WARRANT

            The  Company,  in  connection  with the rental of its office  space, granted  the  landlord a warrant  to  purchase  common  stock of the
            Company in the event of a public offering or a change of control (as defined) of the  Company's  common stock  within a four-year  period from  issuance of the warrant.  Under the terms of the warrant,  the landlord is able to purchase for $.01 per share an equivalent number of shares as could be purchased  for $500,000 at the initial  public offering or change of control price.  The warrant  expires in August
            2003.  The  Company  did not record  rent  expense  relating  to the warrant for the years ended  December 31, 2001 and 2000,  due to the uncertainty of a public offering or change of control.

                                       17

14.         RELATED PARTY TRANSACTION

            During the years ended  December 31, 2001 and 2000, the Company paid
            $127,000 and $154,000, respectively, in marketing consulting fees to the wife of one of its principal stockholders.

15.         LITIGATION

            The Company is a party to certain legal  proceedings  arising in the ordinary course of business. Management of the Company believes that none of these  proceedings  is  likely  to have a  material  adverse effect on the Company's business, results of operations or financial condition.

            The Company paid  $500,000 in 2000 to a former  employee as a result of a litigation  settlement.  The Company  received 60,827 shares of common  stock valued at $500,000 as a capital  contribution  in 2000 from its founders as a reimbursement of the settlement.

16.         SUBSEQUENT EVENTS

            On March  12,  2002,  the  Company  announced  that it had  signed a definitive agreement to be acquired by NYFIX, Inc. for approximately
            $11,000,000 in cash and approximately $44,000,000 in common stock of
            NYFIX,  Inc. The agreement  also  includes an earn-out  based on the
            Company's 2002 revenues.  The transaction  closed on March 31, 2002.
            In connection therewith, all outstanding stock options (see Note 11)
            and the warrant (see Note 13) become exercisable.

            On April 5,  2002,  the  Company  settled  litigation  with a former employee.  The terms of the  settlement  require  the Company to pay
            $140,000  in cash and stock  options  with a fair value of  $72,000.
            Such total  settlement  of $212,000 has been recorded as of December
            31, 2001 in the accompanying financial statements.

                                   * * * * * *

                                       18

       (b)  Pro Forma Financial Information

            (i) NYFIX, Inc.

                (A) Unaudited Pro Forma Consolidated Statement of Operations for
                    the year ended December 31, 2001.

                (B) Unaudited Pro Forma Consolidated Statement of Operations for
                    the three months ended March 31, 2002.

                (C) Notes to  Unaudited  Pro Forma  Consolidated  Statements  of
                    Operations.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

            The  following  Unaudited  Pro  Forma  Consolidated   Statements  of
Operations  are based on the  historical  financial  statements of NYFIX,  NYFIX
Millennium,  L.L.C.  ("NYFIX  Millennium") and Javelin and have been prepared to
illustrate  the  effects  of  NYFIX's   acquisition  of  Javelin  (the  "Javelin
Acquisition")   and  an  80%  membership   interest  in  NYFIX  Millennium  (the
"Millennium  Acquisition").  The Unaudited Pro Forma Consolidated  Statements of
Operations have been prepared using the purchase method of accounting.

            In September  1999,  NYFIX  Millennium was formed by NYFIX and seven international investment banks and brokerage firms, consisting of Deutsche Bank,
ABN Amro Securities  (formerly ING Barings),  Lehman  Brothers,  Morgan Stanley,
Alliance  Capital  (formerly  Sanford C. Bernstein & Co.),  Societe Generale (SG
Cowen) and UBS Warburg (the "Initial  Partners").  Each  partner,  including the
Company, invested $2.0 million in NYFIX Millennium. Each of the Initial Partners received 25,000 units of NYFIX Millennium,  collectively owning a 50% membership interest in NYFIX  Millennium,  with the Company  owning the  remaining  50%. In addition,  the Company  purchased an option to buy from the Initial  Partners an additional 30% membership interest in NYFIX Millennium (the "Option"), for which the  Company  paid each of the  Initial  Partners  281,250  shares of its common stock.  The Option  allowed the Company to increase its  membership  interest in
NYFIX Millennium up to 80% of the total membership interest through the exchange of one share of its common  stock for each unit of NYFIX  Millennium  purchased, subject to certain adjustments.

            In March 2001, NYFIX Millennium added four more partners, consisting of Bank of America,  Wachovia  Securities  (formerly First Union Securities) and
LabMorgan  Corporation  (formerly  J.P.  Morgan & Co.  and Chase  H&Q) (the "New
Partners").   Pursuant  to  the  terms  of  the  operating  agreement  of  NYFIX
Millennium,  each New Partner  invested  $2.0  million in NYFIX  Millennium  and received  25,000  units of NYFIX  Millennium.  The  Company  maintained  its 50%
membership  interest in NYFIX Millennium in exchange for reducing certain of its rights  to share in  future  dividend  distributions  of NYFIX  Millennium.  The
Company  issued  94,000 shares of its common stock to each New Partner in return for the same Option noted above, with LabMorgan Corporation (as the successor to two partners) receiving 188,000 shares.

                                       19

            As reported on a Form 8-K dated February 1, 2002 (filed February 14,
2002),  in a letter  dated  January 23, 2002,  the Company  notified the Initial
Partners and New Partners that the Company was exercising the Option,  effective
February 1, 2002.  In exchange for the  increased  membership  interest in NYFIX
Millennium,  the Company paid the Initial Partners and New Partners an aggregate of 296,250  shares of its common  stock,  with each  Initial  Partner  receiving
33,750  shares of common stock and each New Partner  receiving  15,000 shares of common stock.  As a result,  the Company now has an 80%  membership  interest in
NYFIX Millennium.

            A Pro  Forma  Consolidated  Balance  Sheet  is not  included  herein because the  Millennium  Acquisition  and the Javelin  Acquisition  were already reflected in the March 31, 2002 consolidated balance sheet of NYFIX, included in
NYFIX's Form 10-Q for the three months ended March 31, 2002.

            The Unaudited Pro Forma Consolidated Statement of Operations for the
year ended December 31, 2001 gives effect to the Millennium  Acquisition and the
Javelin  Acquisition as of January 1, 2001. The Unaudited Pro Forma Consolidated
Statement of Operations  for the year ended December 31, 2001 was prepared based upon the  historical  consolidated  Statement  of Earnings of NYFIX for the year ended  December 31,  2001,  the  historical  Statement  of  Operations  of NYFIX
Millennium for the year ended December 31, 2001 and the historical  consolidated
Statement of Operations of Javelin for the year ended December 31, 2001.

            The Unaudited Pro Forma Consolidated Statement of Operations for the
three months ended March 31, 2002 gives effect to the Millennium Acquisition and the  Javelin  Acquisition  as of  January  1,  2002.  The  Unaudited  Pro  Forma
Consolidated  Statement of Operations  for the three months ended March 31, 2002 was prepared  based upon the  historical  consolidated  Statement of Earnings of
NYFIX for the three months ended March 31, 2002,  which  included the  operating results of NYFIX  Millennium  subsequent to the  acquisition  date  (February 1,
2002),  the historical  Statement of Operations of NYFIX  Millennium for the one
month ended  January  31,  2002 and the  historical  consolidated  Statement  of
Operations of Javelin for the three months ended March 31, 2002.

            The Unaudited Pro Forma  Consolidated  Statements of Operations  are
based on  certain  assumptions  and  adjustments  described  in the notes to the
Unaudited  Pro Forma  Consolidated  Statements  of  Operations  included in this report and should be read in conjunction with the historical  audited  financial statements and accompanying  disclosures  contained in NYFIX's December 31, 2001 consolidated  financial  statements  and notes  thereto  on Form  10-K,  NYFIX's
Current  Report on Form 8-K/A  dated  February 1, 2002  (filed  April 16,  2002)
relating to the acquisition of an 80% membership  interest in NYFIX  Millennium, which included NYFIX Millennium's December 31, 2001 historical audited financial statements  and notes thereto,  and Javelin's  historical  audited  consolidated financial  statements  as of and for the years ended  December 31, 2001 and 2000 and the notes thereto included herein.

                                       20

            The  Unaudited  Pro  Forma  Consolidated  Statements  of  Operations
presented  herein  do not  reflect  future  events  that  may  occur  after  the
Millennium  Acquisition  or  the  Javelin  Acquisition.  As a  result  of  these assumptions,  estimates and uncertainties,  the accompanying Unaudited Pro Forma
Consolidated  Statements  of  Operations  do not purport to describe  the actual results  of  operations  that  would  have  been  achieved  had  the  Millennium
Acquisition and the Javelin Acquisition in fact occurred on the dates indicated,
nor  do  they  purport  to  predict  NYFIX's  future  consolidated   results  of
operations. The acquisitions have been accounted for as purchases. NYFIX has not completed the final  allocation of the purchase price to tangible and intangible assets of NYFIX  Millennium or Javelin.  Asset  valuations  will be performed by independent  third-parties  and are  ongoing as of the date of this  filing.  No amortization  of  intangible  assets that may occur after such  allocations  are completed is included in the  Unaudited  Pro Forma  Consolidated  Statements  of
Operations presented below.

                                       21

                          NYFIX, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   Historical
                                                ---------------------      NYFIX
                                                                           Millen-
                                                                           nium           Pro Forma
                                                                           Pro            Consolidated
                                                              NYFIX        Forma          NYFIX with
                                                              Millen-      Adjust-          NYFIX
                                                NYFIX          nium        ments          Millennium
                                                -------       --------------------       --------------
REVENUES                                        $41,397        $ 144      $     -          $41,541
COST OF REVENUES                                  9,331          369            -            9,700
                                                -------        -----      -------          -------

GROSS PROFIT (LOSS)                              32,066         (225)           -           31,841
OPERATING EXPENSES                               18,926       11,620            -           30,546
                                                -------       ------      -------          -------

EARNINGS (LOSS) FROM OPERATIONS                  13,140      (11,845)           -            1,295

OTHER INCOME, NET                                   423          251            -              674
                                                -------      -------      -------          -------

EARNINGS (LOSS) BEFORE INCOME TAX
 EXPENSE (BENEFIT) AND MINORITY INTEREST         13,563      (11,594)           -            1,969

INCOME TAX EXPENSE (BENEFIT)                      5,427            -            -            5,427
                                               --------      -------      -------        ----------

EARNINGS (LOSS) BEFORE MINORITY
 INTEREST                                         8,136      (11,594)           -           (3,458)

MINORITY INTEREST IN SUBSIDIARY                       -            -       11,594 (A)       11,594
                                              ---------    ---------      -------        ---------

NET EARNINGS (LOSS)                           $   8,136     $(11,594)     $11,594          $ 8,136
                                              =========    =========      =======        =========

BASIC EARNINGS PER COMMON SHARE               $    0.30                                    $  0.30
                                              =========                                  =========

BASIC WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                         26,784,054                   380,206 (B)   27,164,260
                                             ==========                   =======       ==========

DILUTED EARNINGS PER COMMON SHARE             $    0.29                                    $  0.28
                                              =========                                    =======

DILUTED WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                          28,542,184                   380,206 (B)   28,922,390
                                             ==========                   =======       ==========

                                       22

                                                                        Pro Forma
                                                        Javelin         Consolidated
                                                           Pro          NYFIX with
                                                          Forma           NYFIX
                                       Historical        Adjust-        Millennium
                                        Javelin           ments        and Javelin
                                       ----------       --------       ------------

REVENUES                                 $11,754         $    -          $53,295
COST OF REVENUES                               -          3,113 (C)       12,813
                                         -------         ------          -------

GROSS PROFIT                              11,754         (3,113)          40,482

OPERATING EXPENSES                        18,594         (3,113)(C)       46,027
                                         -------         ------          -------

LOSS FROM OPERATIONS                      (6,840)             -           (5,545)

OTHER INCOME, NET                            173              -              847
                                         -------         ------          -------

LOSS BEFORE INCOME TAX EXPENSE
 (BENEFIT) AND MINORITY INTEREST          (6,667)             -           (4,698)

INCOME TAX EXPENSE (BENEFIT)                  15         (2,682)(D)        2,760
                                         -------        -------          -------

(LOSS) EARNINGS BEFORE MINORITY
 INTEREST                                 (6,682)         2,682           (7,458)

MINORITY INTEREST IN SUBSIDIARY                -              -           11,594
                                         -------        -------          -------

NET EARNINGS (LOSS)                     $ (6,682)       $ 2,682          $ 4,136
                                         =======        =======          =======

BASIC EARNINGS PER COMMON SHARE                                          $  0.14
                                                                         =======

BASIC WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                                   2,784,896 (E)   29,949,156
                                                      =========       ==========

DILUTED EARNINGS PER COMMON SHARE                                        $  0.13
                                                                         =======
DILUTED WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                                   2,991,951 (F)   31,914,341
                                                      =========       ==========

See notes to unaudited pro forma consolidated statements of operations.

                                       23

                          NYFIX, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2002
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              Historical
                                        -----------------------------
                                                            NYFIX
                                             NYFIX          Millen-        NYFIX
                                          (Including         nium          Millen-
                                            NYFIX          (January         nium           Pro Forma
                                          Millennium        1, 2002          Pro          Consolidated
                                          Subsequent        Through         Forma         NYFIX with
                                          To January        January         Adjust-         NYFIX
                                           31, 2002)       31, 2002)         ments        Millennium
                                          ----------      ----------      ---------       ----------

REVENUES                                   $10,071         $   77          $     -          $10,148
COST OF REVENUES                             2,743            105                -            2,848
                                           -------         ------          -------          -------

GROSS PROFIT (LOSS)                          7,328            (28)               -            7,300
OPERATING EXPENSES                           7,632          1,332                -            8,964
                                           -------         ------          -------          -------

LOSS FROM OPERATIONS                          (304)        (1,360)               -           (1,664)

OTHER EXPENSE, NET                             (37)           (18)               -              (55)
                                           -------        -------          -------          -------

LOSS BEFORE INCOME TAX BENEFIT AND
 MINORITY INTEREST                            (341)        (1,378)               -           (1,719)

INCOME TAX BENEFIT                            (133)             -                -             (133)
                                           -------        -------          -------          -------

LOSS BEFORE MINORITY INTEREST                 (208)        (1,378)               -           (1,586)

MINORITY INTEREST IN SUBSIDIARY                306              -            1,378 (A)        1,684
                                           -------       --------          -------         --------

NET EARNINGS (LOSS)                        $    98       $ (1,378)          $1,378         $     98
                                           =======       ========          =======         ========

BASIC AND DILUTED EARNINGS PER COMMON
 SHARE                                     $  0.00                                         $   0.00
                                           =======                                         ========

BASIC WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                     27,900,932                         102,042 (G)   28,002,974
                                        ==========                         =======       ==========

DILUTED WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                     29,209,552                         102,042 (G)   29,311,594
                                        ==========                         =======       ==========

                                       24

                                                                   Pro Forma
                                                  Javelin          Consolidated
                                                    Pro            NYFIX with
                                                   Forma             NYFIX
                                 Historical        Adjust-         Millennium
                                  Javelin           ments          and Javelin
                                 ---------        ---------     ---------------
REVENUES                           $3,140         $    -             $13,288
COST OF REVENUES                        -          1,062 (C)           3,910
                                   ------          -----             -------

GROSS PROFIT                        3,140         (1,062)              9,378

OPERATING EXPENSES                  3,609         (1,062) (C)         11,511
                                   ------          -----             -------
LOSS FROM OPERATIONS                 (469)             -              (2,133)

OTHER EXPENSE, NET                     (1)             -                 (56)
                                   ------          -----             -------

LOSS BEFORE INCOME TAX (BENEFIT)
 EXPENSE AND MINORITY INTEREST       (470)             -              (2,189)

INCOME TAX EXPENSE (BENEFIT)           18           (201) (D)           (316)
                                   ------          -----             -------

(LOSS) EARNINGS BEFORE MINORITY
 INTEREST                            (488)           201              (1,873)

MINORITY INTEREST IN SUBSIDIARY         -              -               1,684
                                   ------          -----             -------

NET (LOSS) EARNINGS                 $(488)         $ 201             $  (189)
                                   ======          =====             =======

BASIC AND DILUTED LOSS PER COMMON
 SHARE                                                               $  (0.01)
                                                                     ========

BASIC WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                             2,661,123 (H)      30,664,097
                                                =========          ==========

DILUTED WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                             2,661,123 (H)      31,972,717
                                                =========          ==========

See notes to unaudited pro forma consolidated statements of operations.

                                       25

                          NYFIX, INC. AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS

(A)         Pursuant to the NYFIX Millennium Operating Agreement, as amended, up to the  first  $22,000,000  of  NYFIX  Millennium  losses  are to be allocated  to the  non-NYFIX  partners,  which  equals the extent of their capital investment in NYFIX Millennium.

(B)         Assumes  that the 376,000  shares of NYFIX  common  stock  issued in
            March and April of 2001 to the New Partners  and the 296,250  shares of NYFIX common stock issued to the  non-NYFIX  partners on February
            1, 2002 were issued on January 1, 2001.

(C)         To conform Javelin's expense classifications to those used by NYFIX.

(D)         Reflects  the  estimated  tax  benefit of  combining  the  operating results of Javelin for the periods presented based upon an effective income tax rate of 40%.

(E)         Assumes  that the  2,784,896  shares of NYFIX common stock issued to the Javelin shareholders as of March 31, 2002 were issued on January
            1, 2001.

(F)         Assumes  that the  2,784,896  shares of NYFIX common stock issued to the Javelin shareholders as of March 31, 2002 were issued on January
            1, 2001 and  additionally  includes in the diluted  weighted average shares  outstanding  calculation  the 493,636  NYFIX  common  shares reserved for issuance upon exercise of Javelin stock options assumed by NYFIX as if the shares were  reserved  for issuance on January 1,
            2001.

(G)         Assumes that the 296,250  shares of NYFIX common stock issued to the non-NYFIX  partners  on  February  1, 2002 were issued on January 1,
            2002.

(H)         Assumes  that the  2,784,896  shares of NYFIX common stock issued to the Javelin  shareholders  on March 28, 2002, the final business day of the month,  as of March 31,  2002 were issued on January 1, 2002.
            No adjustment is necessary to the diluted  weighted  average  shares outstanding calculation for the 493,636 NYFIX common shares reserved for issuance upon exercise of Javelin stock options assumed by NYFIX because the shares  were  already  included in the diluted  weighted average shares outstanding  calculation  presented in the NYFIX Form
            10-Q for the three months ended March 31, 2002.

                                       26

            (c)         Exhibits.
                        ---------

            2.1         Limited Liability  Company Operating  Agreement of NYFIX
                        Millennium, L.L.C. incorporated herein by reference from
                        Exhibit 10.4 to the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1999.

            2.2         Amendments to Operating  Agreement of NYFIX  Millennium,
                        L.L.C.  as of  November 1, 2000  incorporated  herein by
                        reference  from  Exhibit  2.2 to the  Company's  Current
                        Report on Form 8-K/A dated February 1, 2002 (filed April
                        15, 2002).

            2.3         Agreement   and  Plan  of  Merger  among  NYFIX,   Inc.,
                        NYOlympus, Inc. and Javelin Technologies, Inc., dated as
                        of March 12, 2002, incorporated herein by reference from
                        Exhibit  2.1 to the  Company's  Current  Report  on Form
                        8-K/A dated March 31, 2002 (filed April 12, 2002).

            2.4         Amendment  No. 1 to  Agreement  and Plan of Merger among
                        NYFIX, Inc.,  NYOlympus,  Inc. and Javelin Technologies,
                        Inc., dated as of March 20, 2002, incorporated herein by
                        reference  from  Exhibit  2.2 to the  Company's  Current
                        Report on Form 8-K/A dated  March 31, 2002 (filed  April
                        12, 2002).

            2.5         Amendment  No. 2 to  Agreement  and Plan of Merger among
                        NYFIX, Inc.,  NYOlympus,  Inc. and Javelin Technologies,
                        Inc., dated as of March 26, 2002, incorporated herein by
                        reference  from  Exhibit  2.3 to the  Company's  Current
                        Report on Form 8-K/A dated  March 31, 2002 (filed  April
                        12, 2002).

           23.1        Consent of Deloitte & Touche LLP, Independent Auditors.

                                    SIGNATURE
                                    ---------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NYFIX, INC.

Dated: June 12, 2002             By:    /s/ Richard A. Castillo
                                        -------------------------------------
                                        Name:  Richard A. Castillo
                                        Title: Chief Financial Officer and
                                               Secretary

                                       27

                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibit
-----------     ----------------------

    23.1        Consent of Deloitte & Touche LLP, Independent Auditors.